EXHIBIT 10.4
                           Safetek International, Inc.

                                                                  March 27, 2006
To:
Serapis Technologies Inc. ("Serapis US")
Serapis Biotech Ltd. ("Serapis Israel")


Dear Sirs,

                       Re: Purchase of Biological Material

On ____ the undersigned has executed Term Sheet (the "Term Sheet") with Serapis US and Serapis Israel (collectively, "Serapis"), which was extended on November 30, 2005 (the "Extension").

Pursuant to the provisions of Section 5 of the Extension, this is to inform you that we decided to exercise the right granted to us under the Extension and to purchase from Serapis the Biological Materials (as defined in Section 5 of the Extension), against payment of total of US$ 100,000 plus VAT (the "Purchase Price").

30,000US$ of the Purchase Price will be paid by the undersigned by waiving Serapis obligations to repay the Bridge Loan provided by the undersigned to Serapis pursuant to the Term Sheet.

The Balance of the Purchase Price, in the amount of US$70,000, will be paid to Serapis in 12 equal monthly payments, with the first payment on the signing date.

The Biological Materials will be transferred to us pursuant to the additional terms and conditions set forth in Section 5 of the Extension.

Please indicate your agreement with your signature hereunder.


                                                   Sincerely yours,

                                                   Safetek International, Inc.

We agree:

/s/ Vered Caplan
Serapis Technologies Inc.

/s/ Vered Caplan
Serapis Biotech Ltd.


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